EXHIBIT 10.11

                               Terms of Agreement
                                    Between
                   Bruce J. Van Dyne, M.D. and CryoLife, Inc.


Effective Date:
November 1, 1999 - November 30, 2002

Focus of Services:
Dr. Van Dyne agrees to provide consulting services to CryoLife as needed.

Consulting Services provided will address:

* Research into the clinical use of preserved spinal discs, nerve tissue and/or vertebral bodies either for open surgery or minimally invasive surgery.

* Facilitate the development and use of CryoLife products in clinical applications.

* The presentation of clinical information at surgical congresses, education and training.

Compensation

* Daily consulting fee of $1,500 paid upon receipt of an invoice for services.

All travel and related expenses, incurred under this Agreement and in compliance with corporate travel and expense guidelines and policies, will be reimbursed to Dr. Van Dyne by CryoLife, Inc. Such expenses are to be submitted along with an invoice for services as outlined above.

The undersigned agree to the terms of the Agreement between Bruce J. Van Dyne, M.D. and CryoLife, Inc.



CryoLife, Inc.                               Bruce J. Van Dyne, M.D.


/s/ STEVEN G. ANDERSON                       /s/ BRUCE J. VAN DYNE, M.D.
---------------------------                  ---------------------------
Steven G. Anderson, President and CEO        Bruce J. Van Dyne, M.D.





10/26/99                                     11/1/99
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Date                                         Date



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